EXHIBIT 1.01

CONFLICT MINERALS REPORT

This report has not been subject to an independent private sector audit.

(1)	Company Overview

Marine Products Corporation (“Marine Products” or “the Company) manufactures fiberglass motorized boats distributed and marketed through its independent dealer network. Marine Products’ product offerings include Chaparral sterndrive pleasure boats and Robalo outboard sport fishing boats.

(2)	Conflict minerals and Covered Countries:

“Conflict Minerals” or “3TG” are gold, columbite-tantalitie (coltan), cassiterite, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten. “Covered countries” are the Democratic Republic of the Congo (DRC) and certain adjoining countries.

(3)	Nationally or internationally recognized due diligence framework

Marine Products does not purchase raw ore or unrefined Conflict Minerals directly from mines, smelters or refiners and makes no direct purchases of any minerals in the Covered Countries. The Company’s supply chain with respect to the products that use Conflict Minerals is complex, with intermediaries and third parties in the supply chain between the manufacture of products and the original sources of Conflict Minerals. The Company must therefore rely on its suppliers to provide information on the origin of the 3TG contained in components and materials supplied, including sources of 3TG that are supplied to them from their suppliers (i.e., second-tier suppliers). The Company surveyed 100 percent of its direct suppliers of raw materials and components. This risk-based approach is consistent in all material aspects with the framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

(4)	Due Diligence

Marine Products conducted a survey of the direct suppliers using a questionnaire adapted from the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) Conflict Minerals Reporting Template.

(5)	Results of Due Diligence

The Company received responses from 39 percent of the suppliers surveyed and the results are as follows:

•	32 percent confirmed that 3TG used in their products is not sourced from the Covered Countries.
•	Seven percent have indicated that while certain 3TG used in their products are not sourced from the Covered Countries, the other 3TG are “DRC Conflict Undeterminable”.
•	One of the suppliers has indicated that it believes that the Conflict Mineral used in its product is sourced from one of the Covered Countries. This supplier provides wire harnesses and battery cables to the Company. These products use solder, which contains tin. The Company has received confirmation from this supplier that the tin used in the production of the solder was sourced from Malaysian Smelting Company (MSC) that discloses that 15 percent of its 3TG is sourced from the miners in Covered Countries that are not located in the region that finances conflict. MSC is on the conflict free smelter list maintained by EICC-GeSI.
•	Three of the suppliers have indicated that they were uncertain whether the Conflict Minerals are from recycled or scrap sources and six of the suppliers have confirmed that none of the 3TG were from recycled or scrap sources.
•	A few of the suppliers have indicated that they were working with their suppliers to track the usage and source of the Conflict Minerals and were currently not in a position to make a declaration about 3TG and their source in their products.

(6)	Steps to be taken to mitigate risk
•	Contracts with suppliers are frequently in force for a year or longer, and as we enter into new contracts, or our contracts renew, we intend to add a clause to require suppliers to not sell us any products that contain 3TG which finance conflict, undertake diligence and investigation necessary to ensure compliance, and provide us with certificates and other evidence of compliance.
•	Marine Products will continue to work with the suppliers who have not responded or provided insufficient information in an effort to obtain complete and accurate information in 2014.
•	If any of the suppliers are found to be supplying 3TG from sources in the Covered Countries which finance conflict, then engage them to establish an alternate source of 3TG that does not originate from sources in those countries which finance conflict.
•	The Company will continue to use the EICC/ GeSI Conflict Minerals Reporting Template as part of the supplier inquiry process for 2014.

(7)	Product Description:

The products that the Company contracts to have manufactured which contain Conflict Minerals that originated from “DRC Conflict Free” sources are described below:

Product Description	Processing Facility	Country of Origin	Efforts to Determine Origin

Actuators used to control steering and throttle

mechanisms

Air conditioners used in enclosed pleasure boat cabins

Appliances used in pleasure boat galleys

Automated speed control systems used to maintain constant speed in pleasure boats

Bi-color navigation lights affixed to the bow of a pleasure boat to indicate its presence in, and direction on, a waterway

Brackets which secure fuel tank in the hulls of pleasure boats

Circuit boards used in various electronics on pleasure boats

The Company has not yet determined the identity of all of the processing facilities that are contracted to manufacture the relevant products.

A partial list of the facilities which the Company has determined are used in the these products that are contracted to manufacture is shown below:

• Allgemeine Gold Und

Silberscheideanstalt A.G.

• Almalyk Mining and Metallurgical

Complex (AMMC)

• ALMT

• AngloGold Ashanti Mineração Ltda

• Argor-Heraeus SA

• Asahi Pretec Corp

• Asaka Riken Co Ltd

• Atasay Kuyumculuk Sanayi Ve

Ticaret A.S.

• ATI Tungsten Materials

• Aurubis AG

• Bangko Sentral ng Pilipinas (Central

Bank of the Philippines)

• Boliden AB

• Caridad

• Cendres & Métaux SA

• Central Bank of the CPR of Korea

Based on the Company’s due diligence efforts to

date, the Company does not have sufficient

information to determine completely the countries

of origin for the relevant products. However, a

partial list of countries of origin for the relevant

products is shown below:

• Australia

• Austria

• Belgium

• Bolivia

• Brazil

• Canada

• China

• Germany

• Indonesia

• Italy

• Japan

• Kazakhstan

• Kyrgyzstan

• Malaysia

• Mexico

• Netherlands

• Hong Kong

The efforts to determine the origin of conflict minerals are discussed in Section 4 above.

Electrical terminals

Equipment used to protect boat electronics from exposure to water, salt and other damaging elements

Gauges which provide engine performance and fuel status information to boat operator.

Horns used on pleasure boats to sound warnings and for signaling.

Navigation, radar, and other GPS-enabled devices used in recreational boating

Nut used to secure rivets on pleasure boat upholstery and covers

Radio antennas

Solder used to join metal parts

Sonar devices used to locate fish to facilitate recreational fishing

Trailers used to transport boats using motorized vehicles

Underwater depth and temperature sensors to aid in navigation

Various components used in marine engines

• Chaozhou Xianglu Tungsten Industry

Co Ltd

• Chimet SpA

• China Minmetals Nonferrous Metals

Co Ltd

• Chongyi Zhangyuan Tungsten Co Ltd

• Chugai Mining

• CNMC (Guangxi) PGMA Co. Ltd.

• Conghua Tantalum and Niobium

Smeltry

• Cookson

• Cooper Santa

• CV Duta Putra Bangka

• CV JusTindo

• CV Makmur Jaya

• CV Nurjanah

• CV Prima Timah Utama

• CV Serumpun Sebalai

• CV United Smelting

• Daejin Indus Co. Ltd

• DaeryongENC

• Do Sung Corporation

• Dowa

• Duoluoshan

• EM Vinto

• Exotech Inc.

• F&X

• Gannon & Scott

• Ganzhou Grand Sea W & Mo Group

Co Ltd

• Geiju Non-Ferrous Metal Processing

Co. Ltd.

• Gejiu Zi-Li

• Global Advanced Metals

• Global Tungsten & Powders Corp.

• Gold Bell Group

• HC Starck GmbH

• Heimerle + Meule GmbH

• Heraeus Ltd Hong Kong

• Heraeus Precious Metals GmbH & Co. KG

• Hi-Temp

• Hunan Chenzhou Mining Group Co

• Huichang Jinshunda Tin Co. Ltd

• Hwasung CJ Co. Ltd

• Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

• Ishifuku Metal Industry Co., Ltd.

• Istanbul Gold Refinery

• Japan Mint

• Japan New Metals Co Ltd

• Jiangxi Copper Company Limited

• Jiangxi Rare Earth & Rare Metals

Tungsten Group Corp

• Jiangxi Nanshan

• Jiangxi Tungsten Industry Group Co Ltd

• Peru • Phillipines • Republic of Korea • Russian Federation • South Africa • Spain • Switzerland • Taiwan • Thailand • Turkey • United States • Uzbekistan • Vietnam

• JiuJiang Tambre Co. Ltd.

• JiuJiang JinXin Nonferrous Metals

Co. Ltd.

• Johnson Matthey Inc

• Johnson Matthey Limited

• JSC Ekaterinburg Non-Ferrous Metal

Processing Plant

• JSC Uralectromed

• JX Nippon Mining & Metals Co., Ltd.

• Kai Unita Trade Limited Liability

Company

• Kazzinc Ltd

• Kemet Blue Powder

• Kojima Chemicals Co. Ltd

• Korea Metal

• Kyrgyzaltyn JSC

• Linwu Xianggui Smelter Co

• LS-Nikko Copper Inc.

• Liuzhou China Tin

• Malaysia Smelting Corp

• Materion

• Matsuda Sangyo Co. Ltd

• Metallo Chimique

• Metalor Technologies

• Metalor Technologies (Hong Kong) Ltd.

• Metalor USA Refining Corporation

• Met-Mex Penoles, S.A.

• Mineração Taboca S.A.

• Minmetals Ganzhou Tin Co. Ltd.

• Minsur

• Mitsubishi Materials Corporation

• Mitsui Mining & Smelting

• Moscow Special Alloys Processing

Plant

• Nadir Metal Rafineri San. Ve Tic.

A.Ş.

• Nihon Material Co. LTD

• Ningxia Orient Tantalum Industry

Co., Ltd.

• Navoi Mining and Metallurgical

Combinat

• Novosibirsk Integrated Tin Works

• Ohio Precious Metals

• OJSC Kolyma Refinery

• OJSC “The Gulidov Krasnoyarsk

Non-Ferrous Metals Plant”

• OMSA

• PAMP SA

• Pan Pacific Copper Co. LTD

• Plansee

• Prioksky Plant of Non-Ferrous

Metals

• PT Alam Lestari Kencana

• PT Aneka Tambang (Persero) Tbk

• PT Artha Cipta Langgeng

• PT Babel Inti Perkasa

• PT Babel Surya Alam Lestari

• PT Bangka Putra Karya

• PT Bangka Kudia Tin

• PT Bangka Timah Utama Sejahtera

• PT Belitung Industri Sejahtera

• PT BilliTin Makmur Lestari

• PT Bukit Timah

• PT DS Jaya Abadi

• PT Eunindo Usaha Mandiri

• PT Fang Di MulTindo

• PT HP Metals Indonesia

• PT Koba Tin

• PT Mitra Stania Prima

• PT Refined Banka Tin

• PT Stanindo Inti Perkosa

• PT Sumber Jaya Indah

• PT Tambang Timah

• PT Timah

• PT Timah Nusantara

• PT Sariwiguna Binasentosa

• PT Tinindo Inter Nusa

• PT Yinchendo Mining Industry

• PX Précinox SA

• Rand Refinery (Pty) Ltd

• RFH

• Royal Canadian Mint

• Sabin Metal Corp.

• SAMWON METALS Corp.

• Schone Edelmetaal

• SEMPSA Joyeria Plateria SA

• Shandong Zhaojin Gold & Silver

Refinery Co. Ltd

• SOE Shyolkovsky Factory of

Secondary Precious Metals

• Solar Applied Materials Technology

Corp.

• Solikamsk Metal Works

• Sumitomo Metal Mining Co. Ltd.

• Suzhou Xingrui Noble

• Tanaka Kikinzoku Kogyo K.K.

• The Great Wall Gold and Silver

Refinery of China

• The Refinery of Shandong Gold

Mining Co. Ltd

• Tejing (Vietnam) Tungsten Co Ltd

• Telex

• Thaisarco

• Tokuriki Honten Co. Ltd

• Torecom

• Ulba

• Umicore Brasil Ltda

• Umicore SA Business Unit Precious

Metals Refining

• United Precious Metal Refining, Inc.

• Valcambi SA

• Western Australian Mint trading as

The Perth Mint

• White Solder Metalurgia

• Wolfram Bergbau und Hütten AG

• Wolfram Company CJSC

• Xiamen Tungsten Co., Ltd.

• Xstrata Canada Corporation

• Yokohoma Metal Co Ltd.

• Yunnan Chengfeng

• Yunnan Tin Company Limited

• Zhongyuan Gold Smelter of Zhongjin

Gold Corporation

• Zhuzhou Cemented Carbide Group

Co Ltd.

• Zijin Mining Group Co. Ltd